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                                                               EXHIBIT 99.B5(p)



                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                 THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement"), dated as of May 31, 1996, is made by and between SEI Financial Management Corporation ("Transferor"), and SEI Fund Management ("Transferee"), with reference to the following Recitals.

                 A. Transferor serves as the administrator to several facilities of mutual funds pursuant to certain administration agreements with such funds;

                 B. Transferor has agreed to sell, transfer and deliver to Transferee certain of its assets relating to its mutual fund administration business, including the mutual fund administration agreements identified on Exhibit A hereto; and

                 C. Transferee has agreed that at the time of the transfer of such assets, it will assume all of Transferor's liabilities arising out of such administration agreements.

                 NOW THEREFORE, in consideration of the terms and conditions of the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                 1. Transferor hereby grants, sells, conveys, transfers and delivers to Transferee all of Transferor's right, title and interest in and to the assets described in Schedule I attached hereto, including, without limitation, all of its contracts, licenses and other documents or instruments by which Transferor is bound and which are assumed hereby.

                 2. Transferee hereby assumes and agrees to perform or to pay or discharge the obligations and liabilities of Transferor described on
Schedule II hereto.

                 3. Nothing contained in this Agreement shall be deemed to confer any rights or benefits upon any person not a party to the Agreement. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the respective parties. This Agreement shall be governed and interpreted in accordance with the law of the Commonwealth of Pennsylvania without reference to the conflicts of laws principles of such state.
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                 IN WITNESS WHEREOF, the undersigned have caused this
instrument to be duly executed as of the date first set forth above.


Attest:                                     SEI Financial Management Corporation


         [sig]                              By:          [sig]
---------------------------------              --------------------------------
                                                Name:
                                                Title:


Attest:                                     SEI Fund Management


         [sig]                              By:          [sig]
---------------------------------              --------------------------------
                                                Name:
                                                Title:
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                                SCHEDULE I & II


 AGREEMENT TYPE             BETWEEN SFM AND:                         DATE OF AGREEMENT          EXPIRATION DATE
 Management Agreement       SEI Liquid Asset Trust (formerly         October 31, 1986           March 31, 1997
                            TrustFunds Liquid Asset Trust)

 Management Agreement       SEI Tax Exempt Trust (formerly           May 23, 1986               March 31, 1997
                            TrustFunds Tax Exempt Trust)

 Management Agreement       SEI Daily Income Trust (formerly         May 23, 1986               March 31, 1997
                            Cash+Plus Trust)

 Management Agreement       SEI Index Funds, on behalf of the Bond   January 20, 1986           March 31, 1997
                            Index Portfolio (formerly TrustFunds
                            Equity Index Funds)

 Management Agreement       SEI Index Funds, on behalf of the S&P    July 25, 1986              March 31, 1997
                            500 Portfolio (formerly TrustFunds
                            Index Funds)

 Management Agreement       SEI Institutional Managed Trust          January 22, 1987           March 31, 1997
                            (formerly TrustFunds Institutional
                            Managed Trust)

 Management Agreement       SEI International Trust (formerly SEI    August 30, 1988            March 31, 1997
                            Wealth Management Trust)

 Administration Agreement   Insurance Investment Products Trust      December 30, 1994          March 31, 1997

 Administration Agreement   SEI Asset Allocation Trust               April 1, 1996              March 31, 1997